UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

TAUBMAN CENTERS, INC.
(Name of Registrant as Specified in Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP L & B REAL ESTATE OPPORTUNITY FUND, LP LAND & BUILDINGS GP LP LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC JONATHAN LITT
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has filed a preliminary proxy statement and accompanying request card with the Securities and Exchange Commission to be to be used to solicit requests for the calling of a special meeting of shareholders of Taubman Centers, Inc., a Michigan corporation (the “Company”).

On June 22, 2017, Jonathan Litt, Founder and CIO of Land & Buildings, had an interview with Bloomberg during which he was asked about the Company.  The text of the transcript as it relates to Mr. Litt’s discussion of the Company follows:

Question: Alright, I want to give you a chance to talk about Taubman Centers as well, it’s another company that you’re active in, you have a 1.2% stake. There was a setback at the annual meeting this month where you wanted to replace two directors. Are you determined to pursue litigation to limit the family’s control of the company?

Answer: It’s a great question. So, what we’re seeing with concerns about the Internet is a lot of retail, retailers and retail estate companies getting sold off and maybe some are justified. Taubman owns some of the best malls in the United States, Hudson’s Bay owns some phenomenal locations as well. We sought to replace two directors we had almost unanimous support from the active management community - we have a terrific mandate, we’re going to continue to press the company. They’re committed to destagger, they’ve committed to refreshing the board. We’re going to continue to pursue the litigation and we’re going to press them as hard as we can to continue to affect change. We think there is tremendous opportunity in that portfolio and there’s a lot of low hanging fruit that the management can pursue and as we’ve seen in other situations where, whether we get on the board or not, you go through a proxy contest like this and often times you see positive results.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Land & Buildings Investment Management, LLC together with the other participants named herein (collectively, "Land & Buildings "), has filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be to be used to solicit requests for the calling of a special meeting shareholders of Taubman Centers, Inc., a Michigan corporation (“TCO” or the “Company”).

LAND & BUILDINGS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP, a Delaware limited partnership (“L&B Capital” ), L & B Real Estate Opportunity Fund, LP, a Delaware limited partnership (“L&B Opportunity”), Land & Buildings GP LP, a Delaware limited partnership (“L&B GP”), Land & Buildings Investment Management, LLC, a Delaware limited liability company (“L&B Management”) and Jonathan Litt.

As of the date hereof, L&B Capital directly owns 251,700 shares of Common Stock, $0.01 par value, of the Company (the "Shares”). As of the date hereof, L&B Opportunity directly owns 215,700 Shares. As of the date hereof, 453,047 Shares were held in certain accounts managed by L&B Management (the “Managed Accounts”). L&B GP, as the general partner of each of L&B Capital and L&B Opportunity, may be deemed the beneficial owner of the (i) 251,700 Shares owned by L&B Capital and (ii) 215,700 Shares owned by L&B Opportunity. L&B Management, as the investment manager of each of L&B Capital and L&B Opportunity, and as the investment advisor of the Managed Accounts, may be deemed the beneficial owner of the (i) 251,700 Shares owned by L&B Capital, (ii) 215,700 Shares owned by L&B Opportunity, and (iii) 453,047 Shares held in the Managed Accounts. Mr. Litt, as the managing principal of L&B Management, may be deemed the beneficial owner of the (i) 251,700 Shares owned by L&B Capital, (ii) 215,700 Shares owned by L&B Opportunity, and (iii) 453,047 Shares held in the Managed Accounts. In addition, as of the date hereof, Mr. Litt directly owns 436 shares of the Company’s 6.5% Series J Cumulative Redeemable Preferred Stock, no par value.